Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME	STATE OF ORGANIZATION
US Oncology Corporate, Inc.	Delaware
AOR Real Estate, Inc.	Delaware
RMCC Cancer Center, Inc.	Delaware
AOR Management Company of Indiana, Inc.	Delaware
AOR Holding Company of Indiana, Inc.	Delaware
AOR of Indiana Management Partnership	Indiana
AOR Management Company of Oregon, Inc.	Delaware
AOR Management Company of Missouri, Inc.	Delaware
AOR Management Company of Arizona, Inc.	Delaware
AOR Management Company of Oklahoma, Inc.	Delaware
AOR Management Company of Pennsylvania, Inc.	Delaware
AOR Management Company of Virginia, Inc.	Delaware
AOR Management Company of New York, Inc.	Delaware
AOR Management Company of Texas, Inc.	Delaware
AOR Management Company of Ohio, Inc.	Delaware
AOR Management Company of Kansas, Inc.	Delaware
AORT Holding Company, Inc.	Delaware
AOR of Texas Management Limited Partnership	Texas
AOR Synthetic Real Estate, Inc.	Delaware
Greenville Radiation Care, Inc.	Delaware
Physician Reliance Network, Inc.	Delaware
US Oncology Research, Inc.	Texas
Physician Reliance Holdings, LLC	Delaware
PRN Physician Reliance, LLC	Texas
Physician Reliance, L.P.	Texas
Michigan Pharmaceutical Services, LLC	Delaware
Iowa Pharmaceutical Services, LLC	Delaware
New Mexico Pharmaceutical Services, LLC	Delaware
California Pharmaceutical Services, LLC	Delaware
Washington Pharmaceutical Services, LLC	Delaware
North Carolina Pharmaceutical Services, LLC	Delaware
SelectPlus Oncology, LLC	Delaware
Florida Pharmaceutical Services, LLC	Delaware
Nebraska Pharamaceutical Services, LLC	Delaware
Alabama Pharmaceutical Services, LLC	Delaware